UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 11, 2009

YesDTC Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-155178
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Beale Street, Suite 613, San Francisco, CA	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 922-2560

(Former name or former address, if changed since last report)
Copies to: Harvey J. Kesner, Esq. Sichenzia Ross Friedman Ference LLP 61 Broadway, 32nd Floor New York, New York 10006 Telephone: (212) 930-9700

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

YESDTC HOLDINGS, INC.

 Item 1.01      Entry into a Material Definitive Agreement.

On November 20, 2009, the board of directors of YesDTC Holdings, Inc., a Nevada corporation formerly known as PR Complete Holdings Inc. (the “Company”), declared a dividend of an additional 48.234136 shares of its common stock on each share of its common stock outstanding on December 4, 2009.  All share amounts referenced in this Current Report on Form 8-K have been adjusted to reflect the number of our shares of common stock on a post-dividend basis.

On December 11, 2009, we entered into a Share Exchange Agreement (the “Exchange Agreement”) with YesDTC, Inc., a privately-held Delaware corporation (“YesDTC”), and the shareholders of YesDTC (the “YesDTC Shareholders”). Upon closing of the transaction contemplated under the Exchange Agreement (the “Exchange”), on December 11, 2009, the YesDTC Shareholders transferred all of the issued and outstanding capital stock of YesDTC to the Company in exchange for shares of common stock of the Company.  Such Exchange caused YesDTC to become a wholly-owned subsidiary of the Company.

Pursuant to the terms and conditions of the Exchange Agreement:

●
At the closing of the Exchange, each share of YesDTC’s common stock issued and outstanding immediately prior to the closing of the Exchange was exchanged for the right to receive one share of our common stock. Accordingly, an aggregate of 90,000,000 shares of our common stock were issued to the YesDTC Shareholders.

●
Upon the closing of the Exchange, we assumed the obligations of YesDTC under certain 5% senior secured convertible promissory notes due December 2011 having an aggregate principal amount of $200,000 (the “Bridge Notes”) and five-year warrants issued by YesDTC (the “Bridge Warrants”) that were issued in connection with a bridge financing (the “Bridge Financing”) and were outstanding obligations of YesDTC at the time of the closing.  The Bridge Notes are convertible into 50,000,000 shares of our common stock and the Bridge Warrants are exercisable into 50,000,000 shares of our common stock at an exercise price of $0.10 per share. The Bridge Notes are secured by a security interest in certain assets of YesDTC, pursuant to a security agreement. All of the shares of common stock underlying the Bridge Notes and Bridge Warrants are subject to a registration rights agreement under which we are obligated to file a registration statement covering such shares within 180 days of the closing date of the Bridge Financing and to use our best efforts to cause such registration statement to be declared effective within 365 days of the closing date.  Holders of our securities issued in the Bridge Financing also have the right to seek “piggyback” registration of their shares in certain circumstances.

●
Following the closing of the Exchange, we issued 450 units in a private placement to two investors (the “Private Placement”), consisting of an aggregate of 4,500,000 shares of our common stock and five-year warrants to purchase 4,500,000 shares of common stock exercisable at $0.10 per share (the “Investor Warrants”), for $10,000 per unit, or $450,000.  For a period of 12 months from the closing date of the Private Placement, holders of our shares issued in the Private Placement, as well as the shares of common stock underlying the warrants issued in the Private Placement, have the right to seek “piggyback” registration of their shares in certain circumstances.

●
Upon the closing of the Exchange, Chrissy Albice resigned as our sole officer and director and simultaneously with the effectiveness of the Exchange a new board of directors and new officers were appointed.  The new board of directors consists of William Scigliano, Joseph Noel, Carrie Snyder, John Schulberg and Christian Kirsebom.  Joseph Noel serves as our Chief Executive Officer.

●
Immediately following the closing of the Exchange and the Private Placement, under an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Conveyance Agreement”), we also transferred all of our pre-Exchange assets and liabilities to our wholly-owned subsidiary, PR Complete Acquisition, Inc. (“SplitCo”). Thereafter pursuant to a stock purchase agreement (the “Stock Purchase Agreement”), we transferred all of the outstanding capital stock of SplitCo to Chrissy Albice in exchange for the cancellation of 49,234,136 shares of our common stock that she owned (the “Split-Off”), with 45,000,000 shares of common stock held by persons who acquired such shares in purchases from stockholders of ours prior to the Exchange remaining outstanding.  These 45,000,000 shares constitute our “public float” and are our only shares of registered common stock and accordingly are our only shares available for resale without further registration.

Our shares of common stock are very thinly traded, only a small percentage of our common stock is available to be traded and is held by a small number of holders and the price, if traded, may not reflect our actual or perceived value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. The market liquidity will be dependent on the perception of our operating business, among other things.  We will take certain steps including utilizing investor awareness campaigns, press releases, road shows and conferences to increase awareness of our business and any steps that we might take to bring us to the awareness of investors may require we compensate consultants with cash and/or stock. There can be no assurance that there will be any awareness generated or the results of any efforts will result in any impact on our trading volume. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business and trading may be at an inflated price relative to the performance of our company due to, among other things, availability of sellers of our shares. If a market should develop, the price may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms or clearing firms may not be willing to effect transactions in the securities or accept our shares for deposit in an account. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of low priced shares of common stock as collateral for any loans.

The foregoing description of the Exchange, the Bridge Financing, the Private Placement and the Split-Off does not purport to be complete and is qualified in its entirety by reference to the complete text of the (i) Exchange Agreement, (ii) Bridge Subscription Agreement, (iii) Form of Bridge Note, (iv) Form of Bridge Warrant, (v) Security Agreement, (vi) Private Placement Subscription Agreement, (vii) Form of Investor Warrant, (viii) the Conveyance Agreement, and (ix) the Stock Purchase Agreement, which are filed as Exhibits 2.1, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8 hereto, respectively, each of which is incorporated herein by reference.

Following (i) the closing of the Exchange, (ii) the closing of the Private Placement for $450,000, and (iii) the cancellation of 49,234,136 shares in the Split-Off, there were 139,500,000 shares of common stock issued and outstanding.  Approximately 64.5% of such issued and outstanding shares were held by the YesDTC Shareholders and approximately 3.2% were held by the investors in the Private Placement.  The foregoing percentages exclude any shares issuable upon conversion of: (i) the Bridge Notes, (ii) the Bridge Warrants and (iii) the warrants issued to investors in the Private Placement.

Except for the Bridge Warrants, neither we nor YesDTC had any outstanding options or warrants to purchase shares of capital stock immediately prior to the closing of the Exchange.

The shares of our common stock issued to the YesDTC Shareholders in connection with the Exchange (90,000,000), and the shares of our common stock and warrants issued in the Private Placement (4,500,000), were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration provided by Section 4(2) under the Securities Act and Regulation D promulgated thereunder. These securities may not be transferred or sold absent registration under the Securities Act or an applicable exemption therefrom.

Prior to the Split-Off, our business consisted of providing customers with affordable press release services online. YesDTC is involved in the direct marketing of consumer items and medical devices.  We intend to continue the business of YesDTC as our sole line of business. Upon closing of the Exchange, we relocated our executive offices to 300 Beale Street, Suite 613, San Francisco, California 94105 and our telephone number is (925) 922-2560.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 11, 2009, YesDTC entered into a Subscription Agreement (the “Bridge Subscription Agreement”) with the subscribers listed therein (the “Bridge Subscribers”).  The Bridge Subscription Agreement provides for, among other things, the sale by YesDTC of: (i) Bridge Notes in the original aggregate principal amount of $200,000, and (ii) Bridge Warrants to purchase up to 50,000,000 shares of YesDTC’s common stock.  YesDTC received gross proceeds in the amount of $200,000 from the sale of the Bridge Notes and Bridge Warrants.

The Bridge Notes will mature two years from the issuance date and will accrue interest at the rate of five (5%) percent per annum, payable on the maturity date. During an Event of Default (as defined in the Bridge Notes), the interest rate of the Bridge Notes will be increased to eighteen (18%) percent per annum until paid in full.  In addition, upon the occurrence of an Event of Default, all principal and interest then remaining unpaid shall immediately become due and payable upon demand. Events of Default include but are not limited to: (i) YesDTC’s failure to make payments when due, (ii) breaches by YesDTC of its representations, warranties and covenants in the Bridge Subscription Agreement, and (iii) if YesDTC fails to obtain an extension, renewal or replacement of its main distribution agreement (the “Distribution Agreement”), such agreement terminates or is otherwise cancelled, or YesDTC is unable to, fails to, or does not profitably engage in the business intended (marketing and sales of medical devices) for whatever reason.  The Distribution Agreement is an agreement for the distribution through certain channels of certain medical devices and products that are manufactured or sold by BioElectronics Corporation (BIEL.PK).  The Distribution Agreement was entered into by BioElectronics and Allay Online Marketing, LLC on March 20, 2009, and was assigned to YesDTC pursuant to an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations dated as of December 11, 2009 (the “Assignment Agreement”).  The products and devices are owned by certain affiliates of the Company and therefore the terms of the Distribution Agreement were not negotiated on an arms-length basis and no independent valuation of the value of the Distribution Agreement was obtained.  The foregoing description of the Distribution Agreement and the Assignment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Distribution Agreement and Assignment Agreement which are filed as Exhibits 10.9 and 10.10 hereto and is incorporated herein by reference. The Distribution Agreement has been pledged as collateral under the Bridge Notes.

Pursuant to the terms of the Bridge Notes, the Bridge Subscribers have the right, so long as the Bridge Notes are not fully repaid, to convert the Bridge Notes into shares of YesDTC’s common stock at a conversion price of $0.004 per share, as may be adjusted.  The Bridge Notes contain anti-dilution provisions, including but not limited to if YesDTC issues shares of its common stock at less than the then existing conversion price, the conversion price of the Bridge Notes will automatically be reduced to such lower price. The Bridge Notes contain limitations on conversion, including the limitation that the holder may not convert its Bridge Note to the extent that upon conversion the holder, together with its affiliates, would own in excess of 4.99% of YesDTC’s outstanding shares of common stock (subject to an increase upon at least 61-days’ notice by the Bridge Subscriber to YesDTC, of up to 9.99%).

The Bridge Notes are secured by a security interest in certain assets of YesDTC, pursuant to a security agreement.

The Bridge Warrants are exercisable for a period of five years at an exercise price of $0.10 per share, as may be adjusted.  The Bridge Warrants contain anti-dilution provisions, including but not limited to if YesDTC issues shares of its common stock at less than the then existing conversion price, the conversion price of the Bridge Warrants will automatically be reduced to such lower price.  The Bridge Warrants contain limitations on exercise, including the limitation that the holders may not convert their Bridge Warrants to the extent that upon exercise the holder, together with its affiliates, would own in excess of 4.99% of YesDTC’s outstanding shares of common stock (subject to an increase upon at least 61-days’ notice by the Bridge Subscriber to YesDTC, of up to 9.99%).

The Bridge Warrants may be exercised on a “cashless” basis commencing 12 months after their issuance, only with respect to underlying shares not included for unrestricted public resale in an effective registration statement on the date notice of exercise is given by the holder.

Pursuant to the terms of the Bridge Subscription Agreement, YesDTC agreed to file a registration statement covering the resale of the shares of common stock underlying the Bridge Notes and the Bridge Warrants no later than 180 days from the closing of the offering and to have such registration statement declared effective no later than 365 days from the closing of the offering.  If YesDTC does not timely file the registration statement or cause it to be declared effective by the required dates, then: (i) the exercise price of the Bridge Warrants is reduced to $0.05 per share and (ii) each Bridge Subscriber shall be entitled to liquidated damages equal to 1% of the aggregate purchase price paid by such Bridge Subscriber for the Bridge Notes and Bridge Warrants for each month that YesDTC does not file the registration statement or cause it to be declared effective.

YesDTC also granted the Bridge Subscribers, until the later of one year from the closing or so long as the Bridge Notes are outstanding, a right of first refusal in connection with future sales by YesDTC of its common stock or other securities or equity linked debt obligations, except in connection with certain Excepted Issuances (as defined in the Bridge Subscription Agreement).

On December 11, 2009, the date of the consummation of the Exchange, the Company assumed all of YesDTC’s obligations in connection with the Bridge Financing.

The foregoing is not a complete summary of the terms of the Bridge Financing described in this Item 2.03 and reference is made to the complete text of the Subscription Agreement, Form of Bridge Note, Form of Bridge Warrant and Security Agreement, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto, respectively.

Item 3.02Unregistered Sales of Equity Securities.

On November 20, 2009, our board of directors declared a dividend of an additional 48.234136 shares of our common stock on each share of our common stock outstanding on December 4, 2009.  All share amounts referenced hereunder have been adjusted to reflect the number of our shares of common stock on a post-dividend basis.

Original Issuance

Upon our inception on May 22, 2008, we issued 49,234,136 shares of our common stock to Josh Bender in consideration for services provided.  The shares were issued in a transaction that was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act, which exempts transactions by an issuer not involving a public offering.  On May 27, 2008, Josh Bender sold all of such shares to Chrissy Albice, who became our sole officer and director.

September 2008 Financing

In September 2008, we completed a private offering in which we sold 45,000,000 shares of our common stock to 40 “accredited investors,” as that term is defined in Regulation D under the Securities Act, for an aggregate offering price of $47,500.  The securities sold in the Private Placement were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

December 2009 Financing

On December 11, 2009, we accepted subscriptions in the Private Placement for a total of 450 units, consisting of an aggregate of 4,500,000 shares of our common stock and Investor Warrants to purchase an aggregate of an additional 4,500,000 shares of our common stock, for a per unit purchase price of $1,000.00.  We received gross proceeds from such closing of $450,000.  The Private Placement was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act. The securities sold in the Private Placement were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

The Investor Warrants are exercisable for a period of five years at an exercise price of $0.10 per share, as may be adjusted.  The Investor Warrants contain anti-dilution provisions, including but not limited to if the Company issues shares of its common stock at less than the then existing conversion price, the conversion price of the Investor Warrants will automatically be reduced to such lower price.  The Investor Warrants contain limitations on exercise, including the limitation that the holders may not convert their Investor Warrants to the extent that upon exercise the holder, together with its affiliates, would own in excess of 4.99% of the Company’s outstanding shares of common stock (subject to an increase upon at least 61-days’ notice by the holder to the Company, of up to 9.99%).

The Investor Warrants may be exercised on a “cashless” basis commencing 12 months after their issuance, only with respect to underlying shares not included for unrestricted public resale in an effective registration statement on the date notice of exercise is given by the holder.

Pursuant to the terms of the subscription agreement, for a period of twelve months after the closing of the offering, the Company granted the investors “piggy-back” registration rights for the shares of common stock underlying the Investor Warrants.

Assumption of YesDTC Convertible Debt and Warrants

Upon consummation of the Exchange, we assumed the obligations of YesDTC under the Bridge Notes and Bridge Warrants.  Reference is made to the disclosure set forth under Item 2.03 of this Current Report on Form 8-K, which required disclosure is incorporated herein by reference.

Security Ownership of Certain Persons

The following information is as of December 11, 2009 regarding the beneficial ownership of our common stock of certain persons.  In connection with the Bridge Financing, GRQ Consultants Inc. 401K Roth IRA (“GRQ 401K”) purchased units consisting of (i) promissory notes convertible into 22,000,000 shares of our common stock and (ii) warrants to purchase 22,000,000 shares of our common stock.  As disclosed above in Item 2.03 above, the notes and warrants contain a limitation on stock ownership by GRQ 401K of 4.99%, or under certain circumstances of 9.99%.  In addition, (x) Renee Honig owns 5,925,000 registered shares of our common stock purchased from third-party holders in private transactions, (y) Alan Honig owns 500,000 registered shares of our common stock purchased from third-party holders in private transactions, and (z) Alan Honig, as custodian for four minor children of Barry and Renee Honig, owns 5,500,000 registered shares of our common stock purchased from third-party holders in private transactions.

Barry Honig holds voting and dispositive power over the shares owned by GRQ 401K, is the spouse of Renee Honig and the son of Alan Honig.  None of the foregoing persons is an officer or director of the Company, and the Company does not consider any of such persons, individually or in the aggregate, to be in a position to exercise control over the business or affairs of the Company as a result of the ownership of our securities or otherwise.  Other than pursuant to the terms of such securities, there are no restrictions on the disposition of shares by any of the foregoing persons of entities.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2009, upon the closing of the Exchange, each of the directors and officers of the Company resigned and the following persons became our executive officers and directors, and hold the positions set forth opposite their respective names. All directors hold office for one-year terms until the election and qualification of their successors.  Officers are appointed by the board of directors and serve at the discretion of the board.  There is no family relationship between any director and executive officer.

Name	Age	Position with the Company
William Scigliano	49	Chairman of the Board of Directors

Joseph A. Noel	48	Chief Executive Officer, President, Treasurer, Secretary and Director

Carrie A. Snyder	42	Director

Jon Schulberg	51	Director

Christian Kirsebom	47	Director

Biographies

William Scigliano has been the Chairman of the Board of Directors of YesDTC since November 2009 and has been our Chairman of our Board of Directors since the closing of the Exchange. Mr. Scigliano is the Founding Partner of Scigliano Group, LLC, an international company specializing in early stage technology development and monetization. Established in 2007, Scigliano Group’s portfolio includes clients in digital and social media, mobile applications, entertainment and gaming, and green energy alternatives.  Prior to founding Scigliano Group, Mr. Scigliano was a successful C-level executive. From June 2005 to July 2007 he was the Chairman of the Board for Wherify Wireless, Inc., a California-based developer of GPS software and services.  From Sept 2002 to June 2005 Mr. Scigliano was the Chief Executive Officer of IQ Biometrix, Inc., a leading provider of digital face technologies based in Fremont, California (“IQB”). He drove the endorsement of IQB technology by thousands of agencies worldwide, and led the company’s eventual acquisition.  Before joining IQB, Mr. Scigliano worked for four years as an Assistant Attorney General in Canada.

Joseph Noel is a 29-year veteran of the investment and technology industries. Mr. Noel has been the Chief Executive Officer and a Director of YesDTC since November 2009 and has been our Chief Executive Officer and Director since the closing of the Exchange.  He has been the President of Emerging Growth Research, an independent research company, since January 2006.  From January 2000 to December 2005, he was a senior analyst at Pacific Growth Equities, LLC, where he tracked the emerging growth and advanced industrial sectors.  Prior to Pacific Growth Equities, he covered growth companies at Hambrecht & Quist and was employed by Gartner/Dataquest as a communications industry analyst. Before becoming an analyst, Mr. Noel worked at a number of major corporations in the industry, including MCI, where he was responsible for the frame relay product marketing launch, and British Telecom, where he was involved in strategic planning for the company’s Internet access service.  He was also employed by various Bell Operating Companies in both marketing and technical roles for nearly ten years. Mr. Noel received his MBA in finance from Wake Forest University and holds a BS in business and economics.  A four-time Wall Street Journal All-Star Analyst, Joe specializes in emerging growth companies in the biotech, medical, telecommunications, Internet and advanced industrial equipment sectors.

Carrie Snyder has been a Director of YesDTC since November 2009 and has been one of our Directors since the closing of the Exchange.  Ms. Snyder is an investment industry veteran.  She has experience working with clients across a wide range of industry sectors and has managed all aspects of the transaction execution process including deal origination, valuation and financial modeling, creation of offering memorandums, management presentations and related deal documentation, identification of potential buyers/investors, management road shows, due diligence and internal committee approval processes.  She has advised on multiple M&A transactions totaling over $5.0 billion and on more than

$8.0 billion in public and private debt and equity financings.  Ms. Snyder began her investment banking career in 1997 at JP Morgan Chase and moved to Salomon Smith Barney in 2000.  In July 2003, she joined Pacific Growth Equities in San Francisco as part of the equity research team.  She returned to investment banking in August 2005 with Wells Fargo Securities and in December 2007 joined Nollenberger Capital Partners until June 2008.  Since July 2008, she has served as Principal at Alquemie Partners, LLC.  Ms. Snyder holds an MBA from Georgetown University and a Master of Arts from the George Washington University’s Elliott School of International Affairs.  She also served as a Graduate Intern in the U.S. Department of Commerce and the U.S. Senate.  Ms. Snyder conducted her undergraduate studies at the University of California, Davis and Los Angeles, receiving BA degrees in both economics and psychology in addition to a minor in German.

Jon Schulberg has been Director of YesDTC since November 2009 and has been one of our Directors since the closing of the Exchange. Mr. Schulberg is considered a pioneer in the field of infomercial advertising. He has directed, written and produced a number of successful direct response television (DRTV) campaigns. It’s estimated that infomercials produced by Mr. Schulberg have been seen by millions of people and have generated hundreds of millions of dollars in gross sales. His clients have included Tempur-Pedic, HBO, Sega, Time-Life, Guthy-Renker, Select Comfort, Fitness Quest, Reliant, QVC, Sharper Image, Rhino Records, Delonghi, Rossetta Stone and Sony Music.  Mr. Schulberg is a two-time winner of Infomercial of the Year (Personal Power with Tony Robbins and Making Love Work with Barbara DeAngelis) and has also been awarded Best Writer, Best Producer and Best Director.  Prior to entering DRTV, he was a director, producer and writer of magazine style television programming. During his twenty-year career, Mr. Schulberg’s assignments have ranged from filming Muhammad Ali’s return to Africa on a good will mission to helping stage the first televised rock concert held in Moscow’s Red Square benefiting the victims of Chernobyl. His writing credits include the A&E special, BB King & Friends, which won a Cable Ace award. He has been the President of Schulberg MediaWorks Inc., a leading marketing and creative services provider specializing in DRTV, since its founding in 1992.  Mr. Schulberg graduated from Stanford University with a degree in Communications. From June 1997 to April 2005 he served on the Board of Directors of U.S. Home and Garden, Inc. (NASDAQ), and is the co-founder of the Relationship Resource Center; a non-profit organization dedicated to keeping couples and families together.

Christian Kirsebom has been Director of YesDTC since November 2009 and has been one of our Directors since the closing of the Exchange. Mr. Kirsebom has more than 15 years of experience in both corporate finance and investment banking.  Since January of 2009 Mr. Kirsebom has been a Manager at ISIS Capital Management, a private equity firm specializing in the software industry.  From July 2005 to December 2008, he worked at Jefferies & Company, where he was Senior Vice President and responsible for the firm’s Scandinavian institutional trading business.  From January 2001 to June 2005, he worked at Pacific Growth Equities, Inc., where he served as Senior Vice President, Corporate Finance Group and then later as a Partner on the sales and trading desk covering European Institutions.  From January 1999 to January 2001, he was a Senior Vice President at Hambrecht & Quist in their Institutional Sales department (now part of JP Morgan), which was a leading technology investment bank.  Mr. Kirsebom started his banking career at Van Kasper & Company (acquired by Wells Fargo), where he performed a wide range of corporate finance services, including M&A, private placements and public offerings.  He received a Candidatus Magisterii degree in Economic History and Political Science from University of Oslo, Norway and an MBA from the University of San Francisco.

Executive Officer Compensation

To date we have not paid any compensation to our executive officers, and do not expect to pay them compensation until such time as our board of directors determines we can fiscally do so.

Director Compensation

We have not had compensation arrangements in place for members of our Board of Directors and have not finalized any plan to compensate directors in the future for their services as directors. We may develop a compensation plan for our independent directors in order to attract qualified persons and to retain them. We expect that the compensation arrangements may be comprised of a combination of cash and/or equity awards.

Board Committees

Our board of directors is expected to appoint an audit committee, nominating committee and compensation committee, and to adopt charters relative to each such committee, in the near future. We intend to appoint such persons to the committees of the board of directors as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange, although we are not required to comply with such requirements until we elect to seek listing on a national securities exchange, and we are under no obligation to do so. A majority of our directors are independent directors, of which at least one director qualifies as an “audit committee financial expert,” within the meaning of Item 407(d)(5) of Regulation S-K, as promulgated by the SEC.

Certain Relationships and Related Transactions

There have been no transactions, whether directly or indirectly, between YesDTC, the Company and any of our officers, directors or their family members.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

2.1	Share Exchange Agreement dated as of December 11, 2009, by and among YesDTC Holdings, Inc., YesDTC, Inc. and the shareholders of YesDTC, Inc.

10.1	Subscription Agreement dated December 11, 2009, by and among YesDTC, Inc. and the subscribers signatory thereto

10.2	Form of Bridge Note

10.3	Form of Bridge Warrant

10.4	Security Agreement dated December 11, 2009, by and among YesDTC, Inc. and the subscribers signatory thereto

Exhibit No.	Description

10.5	Subscription Agreement dated December 11, 2009, by and among YesDTC Holdings, Inc. and the investors signatory thereto

10.6	Form of Investor Warrant

10.7	Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, dated as of December 11, 2009, by and between YesDTC Holdings, Inc. and PR Complete Acquisition, Inc.

10.8	Stock Purchase Agreement, dated as of December 11, 2009, by and between YesDTC Holdings, Inc. and Chrissy Albice

10.9	Distribution Agreement dated as of March 20, 2009 between BioElectronics Corporation and Allay Online Marketing, LLC

10.10	Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, dated as of December 11, 2009, by and among Allay Online Marketing, LLC, Joseph Noel and YesDTC, Inc.

21	List of Subsidiaries

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  December 15, 2009

YESDTC HOLDINGS, INC.

By:	/s/ Joseph A. Noel
Name: Joseph A. Noel
Title: Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Share Exchange Agreement dated as of December 11, 2009, by and among YesDTC Holdings, Inc., YesDTC, Inc. and the shareholders of YesDTC, Inc.

10.1	Subscription Agreement dated December 11, 2009, by and among YesDTC, Inc. and the subscribers signatory thereto

10.2	Form of Bridge Note

10.3	Form of Bridge Warrant

10.4	Security Agreement dated December 11, 2009, by and among YesDTC, Inc. and the subscribers signatory thereto

10.5	Subscription Agreement dated December 11, 2009, by and among YesDTC Holdings, Inc. and the investors signatory thereto

10.6	Form of Investor Warrant

10.7	Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, dated as of December 11, 2009, by and between YesDTC Holdings, Inc. and PR Complete Acquisition, Inc.

10.8	Stock Purchase Agreement, dated as of December 11, 2009, by and between YesDTC Holdings, Inc. and Chrissy Albice

10.9	Distribution Agreement dated as of March 20, 2009 between BioElectronics Corporation and Allay Online Marketing, LLC

10.10	Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, dated as of December 11, 2009, by and among Allay Online Marketing, LLC, Joseph Noel and YesDTC, Inc.

21	List of Subsidiaries

 -i-